Exhibit 99.1

Contacts:	Michael Mitchell (Media)	Christopher M. Jakubik (Investors)
	+1-847-646-4538	+1-847-646-5494
	news@kraftfoods.com	ir@kraftfoods.com

KRAFT FOODS INC. TO TRANSFER STOCK LISTING TO NASDAQ

Company’s Ticker Symbol to Remain ‘KFT’ until Spin-Off of North American Grocery Co.

NORTHFIELD, Ill. – June 8, 2012 – Kraft Foods Inc. today announced that it will transfer its stock exchange listing to The NASDAQ Global Select Market from the New York Stock Exchange. The company said that its decision to transfer to The NASDAQ Global Select Market, an exchange of The NASDAQ OMX Group Inc. (Nasdaq: NDAQ), will yield greater cost efficiencies, while providing visibility advantages for the company’s iconic brands. Kraft Foods shares will begin trading on The NASDAQ Stock Market on June 26, 2012, and the ticker symbol will remain KFT.

As previously announced, Kraft Foods Inc. will be dividing into two industry-leading public companies before the end of the year: a high-growth global snacks business called Mondelēz International, Inc., and a high-margin North American grocery business called Kraft Foods Group, Inc. Both of these companies will trade on the NASDAQ exchange.

At the time of the spin-off later this year, Kraft Foods Inc. will change its name to Mondelēz International, Inc., and the company’s common stock will trade under the symbol MDLZ. Concurrently, the North American grocery business will be spun off to form a new company, Kraft Foods Group, Inc., whose common stock will trade under the symbol KRFT. The symbol KFT will be retired at that time.

Until the spin-off, however, the name and stock trading symbol for the company will remain Kraft Foods Inc. and KFT, respectively.

About Kraft Foods

Kraft Foods Inc. (NYSE: KFT) is a global snacks powerhouse with an unrivaled portfolio of brands people love. Proudly marketing delicious biscuits, confectionery, beverages, cheese, grocery products and convenient meals in approximately 170 countries, Kraft Foods had 2011 revenue of $54.4 billion. Twelve of the company’s iconic brands – Cadbury, Jacobs, Kraft, LU, Maxwell House, Milka, Nabisco, Oreo, Oscar Mayer, Philadelphia, Tang and Trident – generate revenue of more than $1 billion annually. On Aug. 4, 2011, Kraft Foods announced plans to divide and create two independent public companies: a high-growth global snacks business and a high-margin North American grocery business. The transaction is expected to be completed before the end of 2012. A leader in innovation, marketing, health & wellness and sustainability, Kraft Foods is a member of the Dow Jones Industrial Average, Standard & Poor’s 500, Dow Jones Sustainability Index and Ethibel Sustainability Index. Visit kraftfoodscompany.com and facebook.com/kraftfoodscorporate.

Forward-Looking Statements

This press release contains a number of forward-looking statements. Words, and variations of words, such as “expect,” “will” and similar expressions are intended to identify our forward-looking statements, including but not limited to, expectations for the transfer of our stock exchange listing and the stock exchange on which Kraft Foods Group, Inc.’s and our common stock will be listed; our plan to create two industry-leading public companies; timing of the spin-off; and expectations for the North American grocery company and for the global snacks company. These forward-looking statements are subject to a number of risks and uncertainties, many of which are beyond our control, which could cause our actual results to differ materially from those indicated in our forward-looking statements. Such factors include, but are not limited to, our failure to successfully separate the company, increased competition and tax law changes. Please also see our risk factors, as they may be amended from time to time, set forth in our filings with the SEC, including our most recently filed Annual Report on Form 10-K and subsequent reports on Forms 10-Q and 8-K. Kraft Foods disclaims and does not undertake any obligation to update or revise any forward-looking statement in this press release, except as required by applicable law or regulation.

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